EXHIBIT 99.2

SECTION 906 CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of SonoSite, Inc. for the quarter ended June 30, 2002, I, Michael J. Schuh, Chief Financial Officer of SonoSite, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q of SonoSite, Inc. for the quarter ended June 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q of SonoSite, Inc. for the quarter ended June 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of SonoSite, Inc.

/S/ MICHAEL J. SCHUH
Michael J. Schuh

Vice President-Finance, Chief
Financial Officer and Secretary
(Principal Financial Officer)

August 13, 2002